UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

Houlihan Lokey, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37537	95-2770395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor, Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-788-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	HLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Houlihan Lokey, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K dated May 9, 2023, filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2023 (the “Prior Report”), in order to revise certain financial information for the fiscal year and fourth fiscal quarter ended March 31, 2023 that was included in Exhibit 99.1 to the Prior Report (the “Original Earnings Release”). Certain financial information contained in the Original Earnings Release is accordingly revised as set forth below due to a subsequent event that occurred following the filing of the Prior Report.

Item 2.02.	Results of Operations and Financial Condition.

On May 9, 2023, the Company announced financial results for the fiscal year and fourth fiscal quarter ended March 31, 2023 (the “Previously Released Financial Results”). Subsequent to issuing the Original Earnings Release, staff of the SEC’s Division of Enforcement proposed a potential settlement with the Company to resolve an investigation of the Company’s compliance with records preservation requirements related to business communications sent over off-channel electronic messaging platforms. The SEC has conducted similar investigations of other financial institutions as part of a widely publicized industry sweep that has already included publicly announced settlements with 14 firms to date, with civil penalties ranging from $7.5 million to $125 million each, and aggregating over $1.2 billion. The Company has notified the SEC’s Division of Enforcement of its present intention to agree to a settlement to resolve the investigation that includes a $15 million civil penalty. The potential settlement is subject to the negotiation of definitive documentation, which is expected to include terms consistent with previously announced settlements between other firms and the SEC, and any formal offer, proposed civil penalty, and additional terms submitted by the Company would be subject to approval by the Commission. As a result of the foregoing, while finalizing its financial statements for inclusion in its Annual Report on Form 10-K for the fiscal year ended March 31, 2023, the Company determined that it should recognize a $15 million accrual in other (income)/expense, net for the fourth fiscal quarter and fiscal year ended March 31, 2023 relating to the anticipated settlement with the SEC.

The effect of the accrual reduced net income, as originally reported on May 9, 2023, of $75 million and $269 million to $60 million and $254 million for the fourth fiscal quarter and fiscal year ended March 31, 2023, respectively, and reduced earnings per fully diluted share as originally reported of $1.10 and $3.98 to $0.88 and $3.76 for the fourth fiscal quarter and fiscal year ended March 31, 2023, respectively, in each case as calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”).

The accrual had no impact on the amounts of revenue, as reported in the Previously Released Financial Results. The full amount of the $15 million accrual recorded in other (income)/expense, net has been added back to adjusted earnings per fully diluted share such that the amounts of adjusted earnings per fully diluted share of $1.11 and $4.54 for the fourth fiscal quarter and fiscal year ended March 31, 2023, respectively, included in the Previously Released Financial Results remain unchanged.

On May 25, 2023, the Company provided a press release (the “Earnings Release Update”) with respect to its Previously Released Financial Results for the fiscal year and fourth fiscal quarter ended March 31, 2023 included in the Original Earnings Release. The Earnings Release Update reflects the revisions described above to the Company’s financial information for the fiscal year and fourth fiscal quarter ended March 31, 2023 and is furnished as Exhibit 99.1 and incorporated by reference herein.

The Unaudited Condensed Consolidated Balance Sheets and Unaudited Condensed Consolidated Statements of Income included within the Original Earnings Release have been updated to reflect the changes to the Company’s financial information for the fourth fiscal quarter and fiscal year ended March 31, 2023 as a result of the accrual, and is attached as Exhibit 99.2, and incorporated by reference herein.

Adjusted earnings per fully diluted share, and certain adjusted items used to determine adjusted earnings per fully diluted share, are presented and discussed in this Current Report on Form 8-K and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of non-recurring charges associated with the Company’s non-recurring matters, as set forth in the tables at the end of this Current Report on Form 8-K.

The adjusted items included in this Current Report on Form 8-K as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this Current Report on Form 8-K titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

HOULIHAN LOKEY, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenues	$444,767	$471,166	$1,809,447	$2,269,958

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$282,937	$293,580	$1,147,879	$1,408,634
Less: Acquisition related retention payments	(9,407)	(3,812)	(35,070)	(12,609)

Employee compensation and benefits expenses (adjusted)	273,530	289,768	1,112,809	1,396,025

Non-compensation expenses
Non-compensation expenses (GAAP)	$71,206	$78,977	$319,830	$248,460
Less: Integration and acquisition related costs	—	(3,793)	(2,325)	(21,598)
Less: Acquisition amortization	(3,215)	(15,807)	(44,971)	(33,937)

Non-compensation expenses (adjusted)	67,991	59,377	272,534	192,925

Operating income
Operating income (GAAP)	$90,624	$98,609	$341,738	$612,864
Plus: Adjustments (1)	12,622	23,412	82,366	68,144

Operating income (adjusted)	103,246	122,021	424,104	681,008

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$10,322	$7,921	$17,738	$8,926
Less: Warrant revaluation	—	—	(2,264)	—
Less: SPAC wind-down write-off	—	—	(2,742)	—
Plus/(less): Change in acquisition earnout liability fair value	738	(7,613)	(2,103)	(7,613)
Less: Accrual of proposed civil penalty	(15,000)	—	(15,000)	—

Other (income)/expense, net (adjusted)	(3,940)	308	(4,371)	1,313

Provision for income taxes
Provision for income taxes (GAAP)	$20,642	$25,515	$69,777	$165,614
Plus: Impact of the excess tax benefit for stock vesting	—	—	8,102	6,922
Plus: Release of the provision for an uncertain tax position as a result of the successful closure of a state audit	—	—	5,762	—
Plus: Release of valuation allowance	5,881	—	5,881	—

Adjusted provision for income taxes	26,523	25,515	89,522	172,536
Plus: Resulting tax impact (2)	3,441	8,496	23,628	21,644

Provision for income taxes (adjusted)	29,964	34,011	113,150	194,180

Net income
Net income (GAAP)	$59,660	$65,173	$254,223	$438,324
Plus: Adjustments (3)	17,562	22,529	61,102	47,191

Net income (adjusted)	77,222	87,702	315,325	485,515
Net income attributable to noncontrolling interest	—	—	—	(573)

Net income attributable to Houlihan Lokey, Inc. (GAAP)	59,660	65,173	254,223	437,751
Net income attributable to Houlihan Lokey, Inc. (adjusted)	77,222	87,702	315,325	484,942

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	68,107,465	67,461,779	67,586,263	68,259,708
Plus: Impact of unvested GCA retention and deferred share awards	1,591,157	—	1,927,786	—

Fully diluted shares outstanding (adjusted)	69,698,622	67,461,779	69,514,049	68,259,708
Diluted EPS attributable to Houlihan Lokey, Inc. (GAAP)	$0.88	$0.97	$3.76	$6.41
Diluted EPS attributable to Houlihan Lokey, Inc. (adjusted)	$1.11	$1.30	$4.54	$7.10

(1)	The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)	Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)	Consists of all adjustments identified above net of the associated tax impact.

The information in Item 2.02 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission pursuant to Item 2.02, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated May 25, 2023

99.2	Updated Unaudited Condensed Consolidated Balance Sheets and Unaudited Condensed Consolidated Statements of Income for the Fourth Quarter and Fiscal Year Ended March 31, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Houlihan Lokey, Inc.

Date: May 25, 2023

	By:	/s/ J. Lindsey Alley
	Name:	J. Lindsey Alley
	Position:	Chief Financial Officer